                                 AMENDMENT NO. 9

                                       TO

                      MASTER INVESTMENT ADVISORY AGREEMENT

     This Amendment dated as of March 4, 2009, amends the Master Investment Advisory Agreement (the "Agreement"), dated June 1, 2000, between AIM Investment Securities Funds, a Delaware statutory trust, and Invesco Aim Advisors, Inc., formerly A I M Advisors, Inc., a Delaware corporation.

                                   WITNESSETH:

     WHEREAS, the parties desire to amend the Agreement to permanently reduce the advisory fees payable by AIM Core Bond Fund and AIM Short Term Bond Fund.

     NOW, THEREFORE, the parties agree as follows;

     1. Appendix B to the Agreement is hereby deleted in its entirety and replaced with the following:

                                   "APPENDIX B
                           COMPENSATION TO THE ADVISOR

     The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                               AIM CORE BOND FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $500 million ...     0.400%
Next $500 million ....     0.375%
Next $1.5 billion ....     0.350%
Next $2.5 billion ....     0.325%
Over $5 billion ......     0.300%

                                AIM DYNAMICS FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $350 million....      0.60%
Next $350 million.....      0.55%
Next $1.3 billion.....      0.50%
Next $2 billion.......      0.45%
Next $2 billion.......      0.40%
Next $2 billion.......     0.375%
Over $8 billion.......      0.35%

                           AIM GLOBAL REAL ESTATE FUND
                              AIM REAL ESTATE FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $250 million....      0.75%
Next $250 million.....      0.74%
Next $500 million.....      0.73%
Next $1.5 billion.....      0.72%
Next $2.5 billion.....      0.71%
Next $2.5 billion.....      0.70%
Next $2.5 billion.....      0.69%
Over $10 billion......      0.68%

                               AIM HIGH YIELD FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $200 million....     0.625%
Next $300 million.....      0.55%
Next $500 million.....      0.50%
Over $1 billion.......      0.45%

                                 AIM INCOME FUND
                             AIM MUNICIPAL BOND FUND
                            AIM U.S. GOVERNMENT FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $200 million....      0.50%
Next $300 million.....      0.40%
Next $500 million.....      0.35%
Over $1 billion.......      0.30%

                       AIM LIMITED MATURITY TREASURY FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $500 million....      0.20%
Over $500 million.....     0.175%

                              AIM MONEY MARKET FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $1 billion......      0.40%
Over $1 billion.......      0.35%

                            AIM SHORT TERM BOND FUND

NET ASSETS               ANNUAL RATE
----------               -----------
First $500 million ...     0.350%
Next $500 million.....     0.325%
Next $1.5 billion.....     0.300%
Next $2.5 billion.....     0.290%
Over $5 billion.......     0.280%"

     2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                        AIM INVESTMENT SECURITIES FUNDS


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)

                                        INVESCO AIM ADVISORS, INC.


Attest: /s/ Melanie Ringold             By: /s/ John M. Zerr
        -----------------------------       ------------------------------------
        Assistant Secretary                 John M. Zerr
                                            Senior Vice President

(SEAL)